UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2025

ZYNEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9655 Maroon Circle, Englewood, CO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (800) 495-6670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

As previously reported, on December 15, 2025 (the “Petition Date”), Zynex, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Company Subsidiary Parties” and together with the Company, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).  On the Petition Date, prior to commencing the Chapter 11 Cases, the Company Parties entered into a restructuring support agreement (including (i) a term sheet annexed thereto setting forth the terms of the DIP Facility (as defined below) (the “DIP Term Sheet”) and (ii) a term sheet setting forth the key terms of the restructuring transactions (together with the DIP Facility, the “Restructuring Transactions”) and together with all annexes and exhibits thereto, the “RSA”) with certain holders of, or investment advisors, sub-advisers or managers of discretionary accounts that hold, the Company’s 5.00% Convertible Senior Notes due 2026 (the “Convertible Notes Claims”) (collectively, the “Consenting Noteholders”) and certain lenders under the DIP Facility (the “RSA DIP Lenders”). The RSA DIP Lenders together with Steven Dyson, our chief executive officer (or an entity controlled by Mr. Dyson) (the “Affiliated Lender” and together with the RSA DIP Lenders, the “DIP Lenders”) agreed to provide a $22.3 million delayed draw senior secured debtor-in-possession term loan available in three draws of $10.15 million on initial draw, $5.0 million on the second draw, and $7.15 million on the third draw (the “DIP Facility”).

In connection with the Chapter 11 Cases, the Company Parties filed a motion for approval of the DIP Facility [Docket No. 16].  On December 17, 2025, following receipt of interim approval from the Court (the “DIP Order”), the Company entered into the DIP Facility in an aggregate principal amount of $22.3 million on the terms and conditions set forth in the DIP Facility credit agreement (the “DIP Credit Agreement”) between the Company Parties, the DIP Lenders and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Collateral Agent”). The proceeds of the DIP Facility will be used, among other things, to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases and (ii) fund working capital needs and expenditures of the Company Parties, in all cases subject to the terms of the DIP Credit Agreement and applicable orders of the Court.

The DIP Facility provides three draws of $10.15 million on initial draw, $5.0 million on the second draw, and $7.15 million on the third draw, with each draw subject to certain milestones, including those related to the Chapter 11 Cases being met. The Company received the initial draw on December 18, 2025 and as of such date $10.15 million aggregate principal amount was outstanding under the DIP Facility.

The outstanding DIP Obligations (consisting of the principal amount, together, without limitation, all interest, fees, costs and expenses (including a DIP agent fee, an upfront fee, an exit fee, a back-stop fee and a minimum return on invested capital payment) under the DIP Facility) bear interest at a per annum rate equal to ten percent (10.0)% per annum, which interest is paid-in kind and capitalized monthly. The DIP Facility includes an agent fee of $25,000, an upfront fee to the DIP Lenders of $669,000 payable in-kind at the first draw, an exit fee of $669,000 payable in-kind upon exit of the DIP Facility, a backstop fee of $5,000,000 payable in-kind to certain of the lenders who provide back-stop commitments and a minimum return on invested capital of 2.00x.

The maturity date of the DIP Facility will be the earliest of: (a) one hundred five (105) days after the Petition Date; (b) the date the DIP Obligations are accelerated pursuant to the terms of the DIP Facility based on the occurrence of an event of default and (c) consummation of a sale of all or substantially all of the assets and/or capital stock of the Company Parties pursuant to a plan of reorganization or Section 363 of the Bankruptcy Code (a “Sale”).

Under the DIP Facility, the DIP Lenders and the Collateral Agent subject to the terms of the DIP Order and, in each case, other than certain excluded assets and carve outs for retained estate professionals and exceptions for statutory avoidance actions, are at all times secured, by a first priority senior priming security interest in and lien upon all assets of the Company Parties, including without limitation all real and personal property of the Company Parties now owned or hereafter acquired and all other property of whatever kind and nature, including but not limited to, all pre-petition real and personal property of the Company Parties, all post-petition real and personal property of the Company Parties, and all proceeds of all of the foregoing.

The DIP Credit Agreement also includes certain customary representations and warranties, affirmative covenants, negative covenants and events of default, including, but not limited to, payment defaults, material inaccuracy of representations and warranties, covenant defaults and consummation of certain Sales. Certain bankruptcy-related events are also events of default, including, but not limited to, the failure to meet the milestones in the Chapter 11 Cases, dismissal by the Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.03.     Bankruptcy or Receivership.

The information regarding the DIP Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.03 by reference.

Item 2.03.     Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the DIP Facility and DIP Credit Agreement set forth in Item 1.01 of this Current Report on from 8-K is incorporated into this Item 2.03 by reference.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 17, 2025, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, pursuant to Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined to delist the Company’s common stock as a result of the Chapter 11 Cases. Pursuant to Nasdaq listing rules, the Company has the right to appeal Nasdaq’s delisting determination.

The Notice further advises that Nasdaq will suspend trading of the Company’s common stock at the opening of business on December 24, 2025 and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Company’s common stock unless the Company requests an appeal of this determination. The Company does not intend to appeal this determination.

The Company anticipates that following suspension from trading, its common stock will commence trading on one of the markets operated by OTC Markets Group. The Company can provide no assurance that the common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, whether the trading volume of the common stock will be sufficient to provide for an efficient trading market or whether quotes for the common stock will continue on this market in the future.

Cautionary Note Regarding the Chapter 11 Cases

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders will experience a significant loss on their investment if the Restructuring Transactions are implemented.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this Current Report on Form 8-K to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements, include, but are not limited to, statements related to the Restructuring Transactions described above, including the Company’s ability to complete the Restructuring Transactions on the terms contemplated by the RSA, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of the Restructuring Transactions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Some of these risks and uncertainties include: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases and approval of requisite stakeholders and confirmation by the Court of the chapter 11 plan, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel and management, uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern. Such risks and other factors also include those listed in Part II, Item 1A. “Risk Factors” and in Part I, Item 1A. “Risk Factors” in our 2024 Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2025, Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on July 31, 2025, Part II, Item 1A. “Risk Factors” of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 17, 2025, and our other filings with the SEC. When considering these forward-looking statements, you should keep in mind the cautionary statements in this report and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by applicable laws and regulations.

You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Senior Secured Debtor-In-Possession Credit Agreement, dated as of December 17, 2025, among Zynex, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 18, 2025	ZYNEX, INC.

	By:	/s/ John Bibb
	Name:	John Bibb
	Title:	Chief Legal Officer